Exhibit 99.1

ARES MULTI-STRATEGY CREDIT FUND, INC. ANNOUNCES CHANGES TO INVESTMENT POLICY

NEW YORK—December 22, 2014—Ares Multi-Strategy Credit Fund, Inc. (the “Fund”) (NYSE: ARMF) announced that, effective December 22, 2014, the Fund will amend its non-fundamental investment policy with respect to investments in collateralized loan obligations (“CLOs”) to read as follows:

“Under normal market conditions, the Fund will not invest (i) more than 30% of its Managed Assets in securities issued by entities commonly referred to as CLOs (“CLO Securities”) and other asset-backed securities;  or (ii) more than 7.5% of its Managed Assets in subordinated (or residual) tranches of CLO Securities.”

The Fund’s restriction on investments in collateralized debt obligations is not being amended.   This change in investment policy represents an increase in the Fund’s ability to invest in CLO Securities and other asset-backed securities from 20% of Managed Assets to 30% of Managed Assets and an increase in the Fund’s ability to invest in subordinated (or residual) tranches of CLO Securities from 2.5% to 7.5% of Managed Assets.   “Managed Assets” means the total assets of the Fund (including any assets attributable to any shares of preferred stock that may be issued by the Fund or to money borrowed, including as a result of notes or other debt securities that may be issued by the Fund) minus the sum of (i) accrued liabilities of the Fund (other than liabilities for money borrowed and principal on notes and other debt securities issued by the Fund), (ii) any accrued and unpaid  interest on money borrowed and (iii) accumulated dividends on any outstanding shares of common stock and preferred stock issued by the Fund. The liquidation preference of any preferred stock issued by the Fund is not considered a liability.

To the extent the Fund invests more of its Managed Assets in CLO Securities, or subordinated (or residual) tranches of CLO Securities, it may have greater exposure to the risks associated with those securities.  See “Risk Factors” below.

The Board of Directors of the Fund approved the changes to the Fund’s investment policies based on representations from the Fund’s investment adviser that an increased allocation to CLOs has the potential to benefit the Fund and its shareholders given the perceived opportunity set within CLOs as well as the potential for the coupon on most rated CLO debt to increase within 90 days and benefit from potential increases in interest rates rather than the possible lag in increases in coupons on senior loans due to the presence of LIBOR floors in most senior loans.

The Fund’s daily New York Stock Exchange closing market price for its common shares, net asset value per common share, as well as other information, including updated portfolio statistics and performance, are available at

www.arespublicfunds.com. The information on or accessible through www.arespublicfunds.com is not incorporated by reference herein.

Risk Factors

CLO Securities Risk.    CLOs issue securities in tranches with different payment characteristics and different credit ratings. The rated tranches of CLO Securities are generally assigned credit ratings by one or more nationally recognized statistical rating organizations. The subordinated (or residual) tranches do not receive ratings. Below investment grade tranches of CLO Securities typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior tranches of the CLO.

The riskiest portion of the capital structure of a CLO is the subordinated (or residual) tranche, which bears the bulk of defaults from the loans in the CLO and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the subordinated tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO Securities as a class. The risks of an investment in a CLO depend largely on the collateral and the tranche of the CLO in which the Fund invests.

The CLOs in which the Fund invests may have issued and sold debt tranches that will rank senior to the tranches in which the Fund invests. By their terms, such more senior tranches may entitle the holders to receive payment of interest or principal on or before the dates on which the Fund is entitled to receive payments with respect to the tranches in which the Fund invests. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a CLO, holders of more senior tranches would typically be entitled to receive payment in full before the Fund receives any distribution. After repaying such senior creditors, such CLO may not have any remaining assets to use for repaying its obligation to the Fund. In the case of tranches ranking equally with the tranches in which the Fund invests, the Fund would have to share on an equal basis any distributions with other creditors holding such securities in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant CLO. Therefore, the Fund may not receive back the full amount of its investment in a CLO.

The transaction documents relating to the issuance of CLO Securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s investment manager to trade investments and impose certain portfolio-wide asset quality requirements. These criteria, restrictions and requirements may limit the ability of the CLO’s investment manager to maximize returns on the CLO Securities. In addition, other parties involved in CLOs, such as third-party credit enhancers and investors in the rated tranches, may impose requirements that have an adverse effect on the returns of the various tranches of CLO Securities. Furthermore, CLO Securities issuance transaction documents generally contain provisions that, in the event that certain tests are not met (generally interest coverage and over-collateralization tests at varying levels in the capital structure), proceeds that would otherwise be distributed to holders of a junior tranche must be diverted to pay down the senior tranches until such tests are satisfied. Failure (or increased likelihood of failure) of a CLO to make timely payments on a particular tranche will have an adverse effect on the liquidity and market value of such tranche.

Payments to holders of CLO Securities may be subject to deferral. If cash flows generated by the underlying assets are insufficient to make all current and, if applicable, deferred payments on CLO Securities, no other assets will be available for payment of the deficiency and, following realization of the underlying assets, the obligations of the borrower of the related CLO Securities to pay such deficiency will be extinguished.

The market value of CLO Securities may be affected by, among other things, changes in the market value of the underlying assets held by the CLO, changes in the distributions on the underlying assets, defaults and recoveries on the underlying assets, capital gains and losses on the underlying assets, prepayments on underlying assets and the availability, prices and interest rate of underlying assets. Furthermore, the leveraged nature of each subordinated class may magnify the adverse impact on such class of changes in the value of the assets, changes in the distributions on the assets, defaults and recoveries on the assets, capital gains and losses on the assets, prepayment on assets and availability, price and interest rates of assets. Finally, CLO Securities are limited recourse and may not be paid in full and may be subject to up to 100% loss.

About Ares Multi-Strategy Credit Fund

Ares Multi-Strategy Credit Fund is a non-diversified, closed-end management investment company that is externally managed by Ares Capital Management II LLC, a subsidiary of Ares Management, L.P. (NYSE: ARES), a leading global alternative asset manager with approximately $80 billion in assets under management as of September 30, 2014(i). Ares Multi-Strategy Credit Fund seeks to provide an attractive risk-adjusted level of total return, primarily through current income and, secondarily, through capital appreciation, by investing primarily in a broad, dynamically managed portfolio of below investment grade senior secured loans, high yield corporate bonds, other similar fixed-income instruments, including derivatives, collateralized loan obligations, and other asset backed securities. There can be no assurance that the Fund will achieve its investment objective. The Fund’s net asset value may be accessed through its NASDAQ ticker symbol, XAMFX. Additional information is available at www.arespublicfunds.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the U.S. securities laws, and may relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and others beyond the Fund’s control. Ares Multi-Strategy Credit Fund, Inc. undertakes no duty to update any forward-looking statements made herein.

This document is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.  An investor should consider the Fund’s investment objective, risks, charges and expenses carefully before investing.

Ares Multi-Strategy Credit Fund is a closed-end fund, which does not engage in a continuous offering of its shares. Since its initial public offering, the Fund has traded on the New York Stock Exchange under the symbol ARMF. Investors wishing to purchase or sell shares may do so by placing orders through a broker dealer or other intermediary.

Contact

Mendel Communications

Bill Mendel

bill@mendelcommunications.com

(212) 397-1030

or

Destra Capital Investments

ARMF@destracapital.com

(877) 855-3434

www.arespublicfunds.com

(i)  Ares Management, L.P. (“Ares”) is the parent to several registered investment advisers, including Ares Capital Management II LLC. AUM refers to the assets of the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation, and a registered investment adviser. Amounts include drawn and undrawn commitments, including certain amounts that are subject to regulatory leverage restrictions and/or borrowing base restrictions. AUM amounts are as of September 30, 2014 and differences may arise due to rounding.